AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 2000
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          E-AUCTION GLOBAL TRADING INC.
             (Exact name of registrant as specified in its charter)

         Nevada                                                  n/a
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                                 CANADA M5H 1K7
                                 (416) 214-1587
                    (Address of principal executive offices)

                          E-AUCTION GLOBAL TRADING INC.

     1999 STOCK OPTION PLAN (AS AMENDED), AS ADOPTED MARCH 1, 1999, AMENDED
                                 MARCH 13, 2000
                            (Full title of the plan)

                                  DAVID HACKETT
                         220 KING STREET WEST, SUITE 200
                                TORONTO, ONTARIO
                                 CANADA M5H 1K7
                     (Name and address of agent for service)

                                 (416) 214-1587
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              Martin Eric Weisberg
                               Parker Chapin, LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6050

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

|_| If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

|X| If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

|_| If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

|_| If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

|_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                EXPLANATORY NOTE

                       -----------------------------------

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 pursuant to General Instruction C of Form S-8 and may be used for reoffers or resales of e-Auction Global Trading, Inc.'s common stock to be acquired by the persons named therein pursuant to e-Auction's Amended and Restated 1999 Stock Option Plan.

                         CALCULATION OF REGISTRATION FEE

--------------------------- -------------- ----------------------- ------------------------ ------------------
Title of securities to be   Amount to be   Proposed maximum        Proposed maximum         Amount of
registered                  registered     offering price per      aggregate offering       registration fee
                            (1)            share                   price
--------------------------- -------------- ----------------------- ------------------------ ------------------
Common Stock, par value     9,000,000      $0.545                  $4,905,000.00            $1,294.92
$0.001 per share            shares (2)
-------------------------------------------------------------------------------------------------------------------

1. This registration statement covers shares of Common Stock of e-Auction Global Trading Inc. which may be offered or sold pursuant to the 1999 Stock Option Plan, as adopted March 1, 1999 and amended March 13, 2000. This Registration Statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
2. Represents shares of Common Stock of e-Auction Global Trading Inc. which may be offered or sold pursuant to the 1999 Stock Option Plan, as adopted March 1, 1999 and amended March 13, 2000.
3. With respect to awards that have previously been issued under the 1999 Stock Option Plan, as adopted March 1, 1999 and amended March 13, 2000, the actual offering price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining shares of Common Stock of e-Auction Global Trading Inc. issuable under the 1999 Stock Option Plan, as adopted March 1, 1999 and amended March 13, 2000, for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of e-Auction Global Trading Inc. as reported on the National Quotation Bureau, LLC, on November 15, 2000.
4. Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000264.

     THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO

   BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                           ---------------------------


                                   PROSPECTUS

                        9,000,000 SHARES OF COMMON STOCK
                           (par value $.001 per share)

                          E-AUCTION GLOBAL TRADING INC.

                           ---------------------------

     The stockholders of e-Auction, Inc. listed on page 10 of this Prospectus are offering for sale up to 9,000,000 shares of Common Stock of the Company under this Prospectus. Those to whom such Selling Stockholders may pledge, donate or transfer their shares and other successors, may also use this prospectus. The Selling Stockholders may offer their shares through public or private transactions, at prevailing market prices, or at privately negotiated prices.

     The Selling Stockholders will receive all of the net proceeds from the resale of the shares. Accordingly, we will not receive any proceeds from the resale of the shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

       -------------------------------------------------------------------

                OTC Bulletin Board Common Stock symbol: "EAUC.OB"
       -------------------------------------------------------------------


     On November 17, 2000 the closing sale price of our Common Stock on the OTC Bulletin Board was $0.52.

     Our executive offices are located at 220 King Street West, Suite 200, Toronto, Ontario Canada M5H 1K7, our telephone number is (416) 214-1587 and our website is at www.eauctioninc.com.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


                THE DATE OF THIS PROSPECTUS IS NOVEMBER 17, 2000

                            -------------------------

                                TABLE OF CONTENTS

Risk Factors................................................................3
Where You Can Find More Information About Us................................9
Incorporation of Certain Documents by Reference.............................9
Use of Proceeds............................................................10
Dividend Policy............................................................10
Selling Stockholders ......................................................10
Plan of Distribution.......................................................11
Indemnification of Officers and Directors..................................12
Legal Matters..............................................................13
Experts ...................................................................13

         UNTIL NOVEMBER 17, 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT
OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF NOVEMBER 17, 2000.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus, including the information under "Risk Factors", and the Consolidated Financial Statements and Pro Forma Financial Information and Notes incorporated by reference to our Amended Registration Statement dated and filed September 29, 2000.

                                ABOUT OUR COMPANY

         e-Auction Global Trading Inc. is an e-business services provider to perishable commodity markets. Our goal is to provide multi-functional Internet-enabled, real-time electronic trading systems that integrate financial, logistics, information and infrastructure services. Our short term objective is to deliver these integrated electronic trading systems in the perishable commodities marketplace. In the longer term, we intend to expand our products and services to electronic commodity auctions generally. Through acquisitions and additional personnel, we believe that our current technology can be readily adapted, without substantial cost or time, to provide services to other commodity auctions.

         In working towards these goals, we have made strategic acquisitions, including the purchase of the proprietary internet auctioning technology of Generated Solutions Ltd. on February 1, 1999 and the acquisition of Schelfhout Computer Systemen N.V. on January 10, 2000. Schelfhout is a technology solutions provider to perishable commodity auction houses, having access to over 150 perishable commodity auctions in Europe. More recently, our purchases include the acquisition of 100% of the issued and outstanding shares of Kwatrobox B.V. on November 1, 2000, and we have signed a letter-of-intent to acquire I-Three, Inc.

         Through our newly acquired wholly-owned subsidiary, Schelfhout, we intend to leverage Schelfhout's existing European market share to launch a new product called "EuroNet Trading Portals". We anticipate launching EuroNet
Portals later this year. EuroNet Portals will act as a pan-European network designed to link Schelfhout's existing standalone European systems, which currently trade approximately US$7.0 billion in perishable commodities per year. These EuroNet Portals are intended to become "end-to-end" solutions, providing clients with efficient and centralized financial settlement, foreign exchange and credit services and, more importantly, allowing individual buyers to participate in the auction process remotely. To our knowledge, no such end-to-end solutions are currently available to the perishable commodity auction market.

         Our Company was incorporated in the State of Nevada on January 8, 1998 under the name "Kazari International Inc." Pursuant to a share exchange agreement dated February 26, 1999 among e-Auction Global Trading Inc. (Barbados), QFG Holdings Limited and us, the shareholders of e-Auction (Barbados) completed a reverse-takeover of our Company, at which time we changed our name to e-Auction Global Trading Inc.

         Our principal executive offices are located at 220 King Street West, Suite 200, Toronto, Ontario Canada M5H 1K7. Our telephone number is (416) 214-1587. We maintain websites at www.aucxis.com and www.schelfhout.com. Information contained on our websites does not constitute a part of this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK. THE RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE GENERAL OR SPECIFIC RISKS INVOLVED, BUT TO IDENTIFY CERTAIN RISKS THAT ARE NOW FORESEEN BY E-AUCTION GLOBAL TRADING INC. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER ALL INFORMATION CONTAINED IN THIS PROSPECTUS AND SHOULD GIVE PARTICULAR CONSIDERATION TO THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE THE SHARES OFFERED HEREBY. ADDITIONAL RISKS AND UNCERTAINTIES THAT ARE NOT YET IDENTIFIED OR THAT E-AUCTION GLOBAL TRADING INC. CURRENTLY CONSIDERS TO BE IMMATERIAL MAY ALSO MATERIALLY ADVERSELY AFFECT E-AUCTION'S BUSINESS AND FINANCIAL CONDITION IN THE FUTURE. ANY OF THE FOLLOWING RISKS COULD MATERIALLY ADVERSELY AFFECT E-AUCTION'S BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION AND COULD RESULT IN A COMPLETE LOSS OF ANY INVESTMENT IN E-AUCTION GLOBAL TRADING INC.

                                  RISK FACTORS

WE HAVE A LIMITED OPERATING HISTORY          Although the completion of our
AND AN EVOLVING BUSINESS MODEL      acquisition of Schelfhout Computer Systemen
                                    N.V. provides us with more extensive
                                    operating knowledge, we have a limited
                                    operating history under the current business model upon which we can be evaluated.
                                    Because our business model relies on use of the Internet, our prospects must also be considered in light of the risks and uncertainties encountered by companies that operate in the new and rapidly evolving
                                    Internet market. There can be no assurance that we will be successful in addressing the risks inherent in our business model and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

WE WILL  REQUIRE                             Our lack of operating history and
ADDITIONAL FINANCING TO             the uncertainty of the Internet market make
OPERATE OUR BUSINESS                any prediction of our future results of
                                    operations difficult or impossible.
                                    Nonetheless, our business plan demands that we incur significant operating expenses in order to develop and extend our business model and operations, as well as respond to unanticipated competitive pressures or take advantage of unanticipated opportunities, including acquisitions of complementary businesses or technologies. Anticipated rapid growth may also require additional funds to expand our operations or enlarge our organization. We do not expect that our revenue will cover those expenses. As a result, we intend to raise additional capital through public or private debt or the sale of equity and/or debt securities.

                                             We cannot assure you that
                                    additional financing will be available
                                    on terms favorable to us, or that additional financing will be available at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new technologies or otherwise respond to unanticipated competitive pressures, or continue to fund our operations. Such inability could have a material adverse effect on our business, financial condition, results of operations and prospects.

OUR USE OF THE INTERNET                      Our software products are based on
PRESENTS SYSTEM                     programming languages, which to date have
DEVELOPMENT AND                     been used primarily for specialized
OPERATIONAL RISKS                   applications on the desktop. Our future
                                    success will depend, in large part, on the development of specialized programming languages geared to facilitate Internet based applications with a particular emphasis on wide spread commercial use in a server based environment. In addition, rapid technological change, dynamic demands and frequent introductions of new products and product enhancements characterize the market for our services. Customer requirements for services can change rapidly as a result of innovations and changes within the computer hardware and software industries and the customers' vertical markets, the introductions of new products and technologies and the emergence, evolution or widespread adoption of industry standards.
                                    The actual or anticipated introduction of new services can render existing services obsolete or unmarketable or result in delays in the purchase of such services. Delays in the development or adoption of new standards or protocols required to handle increased levels of Internet activity and increased governmental regulation or taxation of
                                    Internet commerce may restrict the growth of the Internet. Capacity constraints within our systems could result in: (1) system disruptions; (2) inaccessibility of our network; (3) long response times; (4) impaired quality; and (5) loss of important reporting data.

                                             Our future success will depend in
                                    large part on our ability to improve our current services and to develop and market new services that address these changing markets and market requirements on a timely basis. We will be required to add additional software and hardware and further develop and upgrade our existing technology, transaction-processing capability and network infrastructure to accommodate increased traffic over our supported networks due to increased auction volumes as we expand our business. Any inability to do so may cause system disruptions, slower response times and degradation in auction service levels. There can be no assurance that we will be able to upgrade our systems as necessary in a timely manner or to integrate smoothly any newly developed or purchased upgrades or enhancements to our current systems or that the necessary infrastructure or complementary products and services are not developed. Any inability to do so could have a material adverse effect on our business, prospects, financial condition, and results of operation.

WE DEPEND UPON THE                           The vast majority of our revenues
MARKET'S ACCEPTANCE OF              will be derived from the implementation of
OUR PACKAGED                        packaged applications around the perishable
APPLICATIONS                        commodity auction process. Our success will
                                    depend on the acceptance of financial
                                    services and settlement services application software and services by the market, as well as our ability to enhance our products and services to meet the evolving needs of customers on a timely basis. While we believe that the commodity auction marketplace will embrace the advent of integrated financial services and settlement software applications and, further, that we will be able to develop these products efficiently (and through our recently established business relationship with ABN
                                    AMRO), there can be no assurance that the perishable commodity auction marketplace and the business to business electronic commerce marketplace will continue to exist, of the market's acceptance of our solutions, or our ability to meet customers' needs.

OUR INDUSTRY FACES INTENSE                   The e-commerce business-to-business
COMPETITION                         market is highly competitive, is rapidly
                                    changing, and is significantly affected by new product introductions and geographical regional market growth. Barriers to entry into this market are relatively low and we expect that competition will intensify in the future. Specific factors upon which we compete include, but are not limited to, functionality of our applications and services, technological sophistication, ease of use, timing for implementation, quality of support and services, price and breadth of experience. We believe that we will compete favorably on all of these competitive factors. However, there remains significant risk that competitive forces may effect our ability to compete and generate revenue. Some of our potential competitors, as well as a number of potential new competitors, have longer operating histories, greater brand name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

                                    Our competitors to include:


                                        o   in the fish commodity space,
                                            Fishmonger, Gofish, French Fish and
                                            OES;

                                        o   in the flower commodities space,
                                            WCOL, American Clock and OES; and

                                        o   in the fruits and vegetables
                                            commodities space, WCOL and OES.

                                    Such competition could result in reduced margins, lower growth or loss of market share, any of which could have a material adverse effect on our business, results of operations and financial condition.

OUR PAST AND FUTURE                          We intend to engage in selective
ACQUISITIONS  MAY NOT               acquisitions of perishable commodity
PROVE  SUCCESSFUL                   businesses in the future, which may include
                                    software vendors, auction houses and
                                    information technology service companies.
                                    There can be no assurance, however, that we will be successful in identifying, financing and completing any acquisitions. Moreover, there can be no assurance that we will successfully integrate any of the acquired businesses into our operations, including our recent acquisitions of Schelfhout and Kwatrobox N.V., and, if and when completed, our intended purchase of I-Three, which is the subject of a letter of intent. Any acquired business may not achieve desired levels of revenue, profitability or productivity or otherwise perform as expected. In addition, growth through acquisition of existing companies involves risks such as diversion of management's attention, difficulties in the integration of acquired operations, difficulties in retaining personnel, increased off-limits conflicts, assumption of liabilities not known at the time of acquisition and tax and accounting issues, some or all of which could have a material adverse effect on our business, results of operations and financial condition. The success of our proposed plan of operation depends to a great extent on the operations, financial condition and management of Schelfhout and other acquired or to be acquired companies or business operations. While business combinations with entities having established operation histories are preferred, there are no assurances that we will be successful in locating candidates meeting such criteria. In the event that we complete business combinations, the success of our operations will depend on the management of the acquired companies and numerous other factors.

                                             Currently, although we have entered
                                    into a letter of intent with I-Three in
                                    contemplation of acquiring additional
                                    service and operational capabilities, this letter of intent is a mere statement of intention and is non-binding. Consummation of any proposed acquisition remains subject to: (i) entry into a definitive purchase agreement acceptable to all parties; (ii) our satisfaction with our investigation of the business and affairs of the other party to any proposed acquisition; and (iii) the approval of the proposed acquisition by the shareholders of the other party to any proposed acquisition. Accordingly, there can be no assurance that the proposed acquisition will be completed. If the proposed acquisition does not occur, your investment in our securities may not retain any value and you may not be able to sell such securities.

WE MAY BE UNABLE TO                          Any future growth may place a
HANDLE GROWTH OF OUR                significant strain on our managerial,
COMPANY                             operational and financial resources. To
                                    manage our growth, we will be required to implement and improve our managerial controls and procedures and operational and financial systems. In addition, our success will depend on our ability to hire and retain qualified personnel and to train, integrate and manage our workforce, particularly our technical support, advertising, sales and business development staff. Locating and retaining qualified personnel in our business is extremely competitive. We expect to hire a significant number of new employees in the foreseeable future. We can give no assurances that we have adequately allowed for the costs and risks associated with our proposed expansion or that our systems, procedures or controls will be adequate to support our operations, or that our management will be able to successfully offer and expand our services.
                                    We can also give no assurances that we will be able to successfully locate, train and integrate personnel into our workforce. If we are unable to manage our growth effectively, our business, results of operations and financial condition will likely be materially adversely affected.

WE MAY NOT BE ABLE TO                        Our success depends, in part, upon
PROTECT OUR INTELLECTUAL            the protection of proprietary rights in our
PROPERTY RIGHTS                     products, technology and trade secrets. We
                                    rely on a combination of patent, copyright, and trademark laws, confidentiality procedures and licensing arrangements to protect our proprietary rights. There can be no assurance, however, that the confidentiality and license agreements on which we rely to protect our trade secrets and proprietary technology will be adequate.
                                    Further, the laws of certain countries in which we do business, do not protect our proprietary rights to the same extent as the laws of the United States. Legal protections of our proprietary rights may be ineffective in such countries. Policing unauthorized use of our products is difficult, and litigation to defend and enforce our intellectual property rights could result in substantial costs and diversion of resources. Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so, or that the steps taken by us in this regard will be adequate to deter misappropriation or independent third party development of our technology or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Any failure in the protection of our proprietary rights could have a material adverse effect on our business, financial condition and results of operations.

                                             As the number of industry-specific
                                    packaged application and service vendors in the industry increases and the functionality of these products further overlaps, software development and services companies like ours may increasingly become subject to claims of infringement or misappropriation of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against us in the future with respect to current or future products. Any claims or litigation, with or without merit, could be time-consuming, result in costly litigation, diversion of management's attention and cause product shipment delays or require us to enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, if at all, which could have a material adverse effect on the our business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON                       The continued services of our
OUR ABILITY TO ATTRACT              founders and other key personnel are deemed
AND RETAIN EMPLOYEES                important to our proper operation. The loss
                                    of the services of one or more of them could have a material adverse effect on our business, financial condition, results of operations and prospects. Except for Messrs.
                                    Daniel McKenzie and David Hackett, the Chief
                                    Executive Officer and Chief Financial
                                    Officer of our Company, respectively, none of our key management personnel have entered into employment agreements obligating them to remain employed by us for any specific term nor are our key employees party at this time to nonsolicitation, confidentiality or noncompetition agreements with us. In addition, we do not maintain "key man" life insurance policies on any of our founders or other key personnel, and we may not be able to recover from the unexpected loss of any of their services. If we lose such employees or other employees leave to work for our competitors or start their own competing business, such loss will likely have a materially adversely affect our business, results of operations and financial condition. We will need to continue to recruit and retain additional members of senior management to manage anticipated growth, but there can be no assurance that we will be able to recruit or retain additional members of senior management on terms suitable to us.

FUTURE ISSUANCE OF                           Sales of substantial amounts of the
COMMON STOCK COULD                  common stock in the public market, or the
ADVERSELY AFFECT THE                prospect of these sales, could depress the
MARKET.                             prevailing market price of our common stock
                                    and its ability to raise equity capital in the future. At November 17, 2000, we had outstanding 65,745,915 shares of common stock, as well as options and other equity and/or debt securities outstanding exercisable or convertible to purchase up to an additional 7,388,000 shares of our common stock, assuming the maximum number of shares to be issued upon such exercise or conversion.


THE PRICE OF OUR COMMON                      Of the 65,745,915 shares of our
STOCK MAY BE DEPRESSED              common stock issued and outstanding as of
DUE TO POSSIBLE FUTURE              November 17, 2000, 60,595,915 shares are
SALES UNDER RULE 144 AND            "restricted securities" as defined by Rule
UPON THE EFFECTIVENESS              144 of the Securities Act. Under Rule 144,
OF THIS REGISTRATION                restricted securities which have been
STATEMENT.                          beneficially owned for at least one year may
                                    be sold in brokers' transactions or directly to market makers, subject to certain quantity and other limitations. Generally, once restricted securities are eligible for sale under Rule 144, a person may sell, in any three-month period, an amount equal to the greater of (i) the average weekly trading volume, if any, of the common stock during the four calendar weeks preceding the sale or (ii) 1% of the outstanding shares of our common stock. Shares beneficially owned for two years by non-affiliates of our Company may be sold. A substantial number of shares of common stock are already available for sale in the public market under Rule 144 of the Securities Act and additional shares may become available for sale in the near future. Sale of substantial amounts of such stock could have a depressive effect on the price of the common stock in any market which may develop.

                                             When  this  registration  statement
                                    becomes effective, and assuming the exercise
                                    of these  options,  9,000,000  shares of the
                                    underlying securities will be eligible to be
                                    sold without limitation. (As of November 17,
                                    2000,  there are  currently  only  3,500,000
                                    options  issued  and   outstanding  for  the
                                    underlying securities.) No prediction can be
                                    made as to the effect,  if any, assuming the
                                    exercise  of  these  options  that  sales of
                                    shares of common  stock or the  availability
                                    of such  shares  for sale  will  have on the
                                    market prices  prevailing from time to time.
                                    Nevertheless,     the    possibility    that
                                    substantial amounts of common stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

OUR SECURITIES ARE                           Our  common  stock may be deemed to
SUBJECT TO "PENNY STOCK"            be "penny  stock" as that term is defined in
RULES                               Rule 3a51-1 of the  Securities  and Exchange
                                    Commission. Penny stocks are stocks (i) with
                                    a price of less than $5.00 per  share;  (ii)
                                    that  are  not  traded  on  a   "recognized"
                                    national  exchange;  (iii) whose  prices are
                                    not quoted on the NASDAQ automated quotation
                                    system (NASDAQ-listed stocks must still meet
                                    requirement  (i) above);  or (iv) of issuers
                                    with   net   tangible   assets   less   than
                                    $2,000,000   (if  the  issuer  has  been  in
                                    continuous  operation  for  at  least  three
                                    years)  or  $5,000,000   (if  in  continuous
                                    operation  for less than  three  years),  or
                                    with   average   revenues   of   less   than
                                    $6,000,000 for the last three years. Section
                                    15(g)  of  the  Securities  Exchange  Act of
                                    1934,  as  amended,  and  Rule  15g-2 of the
                                    Securities and Exchange  Commission  require
                                    broker/dealers  dealing  in penny  stocks to
                                    provide potential  investors with a document
                                    disclosing  the risks of penny stocks and to
                                    obtain a manually  signed and dated  written
                                    receipt of the document before effecting any
                                    transaction   in  a  penny   stock  for  the
                                    investor's account.

                                             Moreover,   Rule   15g-9   of   the
                                    Securities and Exchange  Commission requires
                                    broker/dealers  in penny  stocks to  approve
                                    the account of any investor for transactions
                                    in such  stocks  before  selling  any  penny
                                    stock  to  that  investor.   This  procedure
                                    requires  the  broker/dealer  to (i)  obtain
                                    from the investor information concerning his
                                    or  her  financial   situation,   investment
                                    experience and investment  objectives;  (ii)
                                    reasonably   determine,    based   on   that
                                    information,   that  transactions  in  penny
                                    stocks are  suitable  for the  investor  and
                                    that the investor has  sufficient  knowledge
                                    and  experience as to be reasonably  capable
                                    of  evaluating  the  risks  of  penny  stock
                                    transactions;  (iii)  provide  the  investor
                                    with a written  statement  setting forth the
                                    basis on which  the  broker/dealer  made the
                                    determination   in  (ii)  above;   and  (iv)
                                    receive  a  signed  and  dated  copy of such
                                    statement from the investor, confirming that
                                    it   accurately   reflects  the   investor's
                                    financial situation,  investment  experience
                                    and investment  objectives.  Compliance with
                                    these   requirements   may   make   it  more
                                    difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

THERE ARE  LIMITATIONS ON                    Our   bylaws   contain   provisions
THE LIABILITY OF OUR                limiting the  liability of our directors for
DIRECTORS  AND  OFFICERS            monetary   damages  to  the  fullest  extent
                                    permissible   under  Nevada  law.   This  is
                                    intended to eliminate the personal liability
                                    of a  director  for  monetary  damages on an
                                    action  brought  by or in the  right  of our
                                    Company for breach of a director's duties to
                                    us or to our stockholders  except in certain
                                    limited   circumstances.   Our  bylaws  also
                                    contain
                                    provisions  requiring  us to  indemnify  our
                                    directors,  officers,  employees  and agents
                                    serving at our  request,  against  expenses,
                                    judgments  (including  derivative  actions),
                                    fines and amounts paid in  settlement.  This
                                    indemnification  is limited to actions taken
                                    in good faith in the reasonable  belief that
                                    the conduct was lawful and in or not opposed
                                    to the best  interests of our  Company.  The
                                    bylaws  provide for the  indemnification  of
                                    directors  and officers in  connection  with
                                    civil,    criminal,     administrative    or
                                    investigative  proceedings  when  acting  in
                                    their  capacities as agents for our Company.
                                    These  provisions  may reduce the likelihood
                                    of derivative  litigation  against directors
                                    and executive officers and may discourage or
                                    deter  stockholders or management from suing
                                    directors or executive officers for breaches
                                    of their duties to the Company,  even though
                                    such  an  action,   if   successful,   might
                                    otherwise   benefit   the  Company  and  our
                                    stockholders.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We are filing this registration statement with the SEC on Form S-8 to register the Shares being offered. This Prospectus is part of the registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our Common Stock, you should refer to this registration statement and to the exhibits and schedules filed as part of the registration statement, as well as the documents we have incorporated by reference which are discussed below. You can review the documents we have incorporated by reference at the public reference facilities maintained by the SEC as described above.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC, prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

    1. Our registration statement for small business issuers, as amended, on Form 10-SB/A, filed September 29, 2000;

    2. Our quarterly reports on Form 10-QSB for the fiscal quarters ended on March 31, 2000, June 30, 2000 and September 30, 2000;

    3.  Our current report on Form 8-K filed on November 2, 2000;

    4. The description of our common stock contained in the Registration Statement on Form 10-SB/A, filed on September 29, 2000, including any amendment or report filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning us at 220 King Street West, Suite 200, Toronto, Ontario Canada M5H 1K7, our telephone number is (416) 214-1587, Attention: David Hackett.

                         ------------------------------

       This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

                                 USE OF PROCEEDS

         The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own account. Accordingly, we will not receive any of the proceeds from the resale of the Shares. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

                              SELLING STOCKHOLDERS

         We issued securities exercisable for the shares covered by this Prospectus to the Selling Stockholders in connection with the 1999 Stock Option Plan, approved by the Board of Directors and Shareholders of e-Auction Global Trading Inc. on March 1, 1999, as amended by the Board of Directors and
Shareholders of e-Auction Global Trading Inc. on March 13, 2000, and incorporated herein by reference to the Registrant's Registration Statement on Form 10-SB/A filed on September 29, 2000.

The  following  table  provides  certain   information   regarding  the  selling
stockholders and the number of shares of our common stock being offered by them as of the date of this prospectus.

         The information in the table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based on information provided to us by such stockholders, and assumes exercise of the options which is based solely on the assumptions referenced in footnotes (1), (2), and (3) to the table.

          The Selling Stockholders are affiliates of e-Auction Global Inc.

                                      Shares of             Shares of             Shares of Common Stock Owned
Name of Selling Stockholder          Common Stock             Common                  after the Offering (3)
                                    Owned Prior to          Stock to be      ---------------------------------------
                                    Offering(1)(6)            Sold (2)            Number               Percent
---------------------------------- -----------------     ----------------    -----------------     -----------------
Daniel McKenzie, President and
Chief Executive Officer, and           1,661,987(5)         1,500,000(5)         161,987                9.74 %
Chairman(8)

David Hackett, Chief Financial         1,236,987(4)         1,000,000(4)         236,987                19.1%
Officer


Shane Maine(7)                     1,000,000(4)          1,000,000(4)                   0                 0%
                                                                                                   =================
Total
                                   3,898,974             3,500,000               398,974                43.92%

-----------------

(1) Assumes the exercise of 1,500,000 options by Dan McKenzie and 1,000,000 options each by David Hackett and Shane Maine.

(2) Assumes that Dan McKenzie will exercise 1,500,00 options and David Hackett and Shane Maine will each exercise 1,000,000 options.

(3) Assumes that all of the shares of Common Stock offered hereby are sold and that no other shares of Common Stock are sold during the offering period.

(4) Includes 1,000,000 shares of Common Stock issuable upon exercise of the Options to each of David Hackett and Shane Maine.

(5) Includes 1,500,000 shares of Common Stock issuable upon exercise of the Options to Dan McKenzie.

(6) Does not take into account the exercise of any other options owned by the Selling Shareholders.

(7) Shane Maine resigned as acting Chief Executive Officer and director on January 17, 2000.

(8)      Dan McKenzie was named Chief Executive Officer on January 17, 2000.


                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

         o ordinary brokers transactions, which may include long or short sales,

         o transactions involving cross or block trades or otherwise on the quotation system operated by the National Quotation Bureau, LLC, known as the Pink Sheets, or on one or more other securities markets and exchanges, in privately negotiated transactions,

         o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

         o "at the market" to or through market makers or into an existing market for the common stock,

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

         o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

         o any combination of the foregoing, or by any other legally available means.

         In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

         We will not receive any proceeds from the sale of the shares pursuant to this prospectus. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees.

         The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule.

         Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Articles of Incorporation of e-Auction contain the following provisions which limit the liability of directors:

         Article V
         ---------

         The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permissible under the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

         Article VI
         ----------

         The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented (the "Law"), indemnify any and all persons whom it shall have power to indemnify under the Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9 of Article V of e-Auction's By-laws, which reads as follows, provides for the indemnification of agents of and the purchase of liability insurance:

         For purposes of this Section 9, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation at the time of a proceeding; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Section 9.

         The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceedings to the fullest extent permitted under the General Corporation Law of the State of Nevada, as amended from time to time.

         The Corporation maintains directors and officers liability insurance coverage with a $1,000,000 annual aggregate limit of liability provided by Great American Insurance Companies. The policy insures the Corporation's directors and officers against losses arising from certain claims made against such directors and officers by reason of certain wrongful acts. All of these policies expire on March 9, 2001.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby was reviewed and confirmed for us by Parker Chapin, LLP, New York, New York.

                                     EXPERTS

         Our consolidated financial statements for the year ended December 31, 1999, and financial statements for the period from June 2, 1998 to December 31, 1998, have been audited by Dale Matheson Carr-Hilton, independent auditors, as set forth in their reports, dated February 1, 2000 and December 17, 1999 respectively, accompanying such financial statements. Dale Matheson Carr-Hilton has also reviewed our consolidated financial statements (set forth in our quarterly reports dated March 31, 2000 and June 30, 2000 respectively and filed on October 11, 2000) for the periods of the three months ended March 31, 2000 and the six months ended June 30, 2000.

         Our interim financial statements for the period from January 8, 1998 to June 1, 1998 were audited by David A. Cox, independent auditor, as set forth in his report dated June 8, 1998 accompanying such financial statements.

         The combined financial statements for our wholly owned subsidiary, Schelfhout Computer Systemen NV, have been audited by Pricewaterhouse Coopers Bedrijfsrevisoren bcvba, independent auditors, as set forth in their reports dated July 3, 2000 accompanying such financial statements. The financial statements audited by the three independent auditors are incorporated in this Prospectus by reference in reliance upon the said reports given on the authority of the said firms as experts in accounting and auditing, to our Amended Registration Statement dated and filed on September 29, 2000.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Disclosed in Prospectus under "Where You Can Find More Information About Us."

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Disclosed in Prospectus under same title.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The  following  is a list  of  exhibits  filed  as  part  of  this  Registration
Statement.

Exhibit Number       Exhibit


3.1 Articles of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 2(i) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)

3.2 The Bylaws of the Company (incorporated by reference to Exhibit 3(ii) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000:
                    SEC file # 000-28741)

4.1 Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)

5.1                 Opinion of Parker Chapin LLP

23.1                Consent of Dale, Matheson, Carr-Harris

23.2                Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba

23.3                Consent of David A. Cox

23.4 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)

24.1                Power of Attorney (contained in the signature page)

99.1 e-Auction Global Trading Inc. 1999 Stock Option Plan as adopted March 1, 1999, as amended March 13, 2000 (incorporated by reference to Exhibit 6(iii) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)


ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to submit the e-Auction Global Trading Inc. 1999 Stock Option Plan as adopted March 1, 1999, as amended March 13, 2000, and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario on November 17, 2000.

                                                   E-AUCTION GLOBAL TRADING INC.

                                                    By:/s/ David W.A. Hackett
                                                       ------------------------
                                                        David W.A. Hackett
                                                        Chief Financial Officer

                                POWER OF ATTORNEY

         The undersigned directors and officers of e-Auction Global Trading Inc. hereby constitute and appoint Dan McKenzie and David Hackett and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                            Date

/s/ Dan McKenzie             Chief Executive Officer, President & Director    November 21, 2000
----------------------------
Dan McKenzie


/s/ David W.A. Hackett       Chief Financial Officer                          November 21, 2000
----------------------------
David W.A. Hackett


           *                 Director                                         November 21, 2000
----------------------------
Phillip Lapp


           *                 Director                                         November 21, 2000
----------------------------
Mark F. Milazzo


           *                 Director                                         November 21, 2000
----------------------------
Ken Reid


           *                 Director                                         November 21, 2000
----------------------------
Bart Sonck

* By: /s/ Dan McKenzie
      ------------------
      Dan McKenzie
      Attorney-in-fact

                          E-AUCTION GLOBAL TRADING INC.
                                INDEX TO EXHIBITS

Exhibit Number       Exhibit

3.1 Articles of Incorporation, as amended, of the Company (incorporated by reference to Exhibit 2(i) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)

3.2               The  Bylaws  of the  Company  (incorporated  by  reference  to
                  Exhibit 3(ii) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)

4.1               Stock  Certificate  (incorporated by reference to Exhibit 4 of
                  the  Registrant's  Amended  Registration   Statement  on  Form
                  10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)

5.1               Opinion of Parker Chapin LLP

23.1              Consent of Dale, Matheson, Carr-Harris

23.2              Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba

23.3              Consent of David A. Cox

23.4 Consent of Parker Chapin LLP (included in their opinion filed as Exhibit 5.1)

24.1              Power of Attorney (contained in the signature page)

99.1 e-Auction Global Trading Inc. 1999 Stock Option Plan as adopted March 1, 1999, as amended March 13, 2000 (incorporated by reference to Exhibit 6(iii) of the Registrant's Amended Registration Statement on Form 10SB-12g/A filed on September 29, 2000: SEC file # 000-28741)